UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2017

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Sentio Healthcare Properties, Inc. (the “Company”) was held on August 10, 2017 (the “Meeting”). The only proposal submitted to a vote at the Meeting was to approve the merger of the Company with and into KAREP Acquisitions Vehicle, LLC and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2017 and as may be amended from time to time, among the Company, Sentio Healthcare Properties OP, L.P., KAREP Master JV, LLC, KAREP Acquisitions Vehicle, and Sentio Investments, LLC. The proposal is described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on July 7, 2017, as may be amended or supplemented from time to time. A quorum was present for the Meeting and the voting results for the sole proposal submitted to a vote are as follows:

Votes For	Votes Against	Abstentions
19,502,051	41,444	63,130

The proposal to approve the merger was approved as the number of votes in favor of the proposal constituted the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter, which includes the holders of outstanding shares of common stock and Series C preferred stock of the Company voting together as a single class, as of the record date for the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: August 10, 2017	By:	/s/ Spencer Smith
Spencer Smith
Chief Financial Officer